SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                                 --------------



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 28, 2001

                         COMMISSION FILE NUMBER: 0-22341

                           MICRON ENVIRO SYSTEMS, INC.
                           ---------------------------
        (Exact name of small business issuer as specified in its charter)

   Nevada                                                    98-0202944
   ------                                                    ----------
  (State or other     (Primary Standard Industrial        (I.R.S. Employer
  jurisdiction of            Classification              Identification No.)
 incorporation or             Code Number)
    organization)

1500 West Georgia, Suite 980, Vancouver, British Columbia, Canada       V6G 2Z6
-----------------------------------------------------------------       -------
(Address of principal executive offices)                              (Zip Code)

                                 (604) 719-3705
                                 --------------
                (Issuer's Telephone Number, including Area Code)




                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                 (949) 660-9700
                            Facsimile: (949) 660-9010

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                              There are No Exhibits









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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT
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Not Applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS
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On May 29, 2001, we entered into an agreement  with Andromeda  Investments  Ltd.
for a 5% working interest in an oil and gas property in Fresno County, California. In exchange for the working interest, we issued 5 million shares of our common stock, valued at $0.10 per share. Due to our lack of ability to make required payments during the quarter ended September 30, 2001, that working interest was reduced to 2.5%.

We believe that the current testing of the oil and gas property will lead to future cash flows, but we can provide no assurance or guaranty that will, in fact, occur. We have, and will continue to, valuate this working interest in accordance with SFAS 121.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP
--------------------------------------

Not Applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
---------------------------------------------------------

Not Applicable.

ITEM 5.     OTHER EVENTS
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Not Applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
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Not Applicable.

ITEM 7.     FINANCIAL STATEMENTS
--------------------------------

Not Applicable.

ITEM 8.     CHANGE IN FISCAL YEAR
---------------------------------

Not Applicable.

ITEM 9.    REGULATION FD DISCLOSURE
-----------------------------------

There has occurred a preliminary evaluation of the sonic logs from the Brown Mountain Sand formation, which indicates very encouraging results. The Brown Mountain Sands in the Coalinga #1-1 well is found between 10,823 feet and 11,150 feet. According to the operator, there are at least three distinct intervals of the Brown Mountain Sands that appear productive and should be tested within this well. The best gas shows in the Brown Mountain Sands were seen in the upper interval from 10,827 feet to 10,837 feet and had 230 units of gas with 13 ohms of resistivity and up to 24% porosity. From 10,860 feet to 10,875 feet the second Brown Mountain sand intervals has 135-gas units and 6 to 18 ohms resistivity with 22% to 12% porosity. An additional interval that may have potential is found in the shales that overlie the Brown Mountain Sands from 10,520 feet to 10,670 feet. This section had excellent gas shows (150 gas units) on the mud logs from 10,520 feet to 10,670 feet. The excellent gas shows in the shales, combined with their relatively high resistivity values, dictate that this zone appears to be very encouraging and should be tested at some point in the completion of the Coalinga 1-1 well. This section was an unexpected, positive surprise regarding the well. These new zones, as indicated by the sonic logs, are in addition the "incredible" log results from the Martinez Sands, which may also contain an additional 150 feet of net pay. We have informed by


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Production   Specialties  of  Woodland,   California  (the  operator)  that  the
completion rig should be on site by shortly to test the flow rates of the well. The anticipated length of time to test the first perforated intervals should be
seven  working  days,  once  the  rig  commences   operation.   Upon  successful
perforation and determination of flow rates, the well would be connected to sales within forty-five days.

We have a 2.5% working interest in 8,730 acres of leased land located in Fresno County, California. Our partners Greka Energy Corporation, Condor Gold Fields and First Goldwater Resources Inc. have completed the drilling phase of the Coalinga Nose 1-1 well. The property consists of 3,480 acres that is a 75-25 joint venture with Greka Energy Corporation and 5,250 acres that is a 50-50 joint venture. The primary target is the Cretaceous Brown Mountain Sandstone Formation with the secondary target being the Martinez Sands. The 3-D seismic data acquired from Chevron, identified four positive amplitude anomalies interpreted rights and interests as potential gas bearing structural-stratigraphic reservoirs. This property is situated between a 503,000,000 barrel oil field and a field that has produced 2.9 trillion cubic feet of gas and 458,000,000 barrels of oil. This field is adjacent to a blow out well that was estimated to be flowing at 300,000,000 feet of gas per day and took more than three years to contain. To date, more than $5,300,000 has been spent on the land including the 3-D seismic survey.

Independent evaluations indicate that the property may contain up to 800 billion cubic feet (BCF) of gas. Given the average rate for gas in California during the past six months of approximately $3.20 per MCF, this prospect may contain up to $2,560,000,000 worth of gas, but we can provide no guarantee or assurance that such will be the case. Given the average price of gas, each 1% working interest may be worth up to $25,600,000.00 thereby making our interest potentially worth $64,000,000.00, but we can provide no guarantee or assurance that such will be the case. While stressing that the discovery is not yet confirmed as a proven reserve, to put the potential into perspective, it would take 20 wells producing a steady 6,000,000 cubic feet per day simultaneously just under 20 years to drain a formation containing 800 BCF potential reserves. If this reserve is in place, it could equal approximately 16% of all remaining natural gas reserves in place in the State of California, but we can provide no guarantee or assurance that such will be the case. We believe that, this well is returning better than expected indications to this point. The geological report that we have derived the 800 BCF potential from was based on the Brown Mountain having net pay of 150 net feet of pay with a porosity of 13%. The e-logs indicate we do, in fact, have approximately 150 feet of net pay and the sonic logs came back indicating porosity approximately 50% higher than what the report based its numbers on. This is extremely encouraging and it is possible that this field could become a world-class size reserve. We are currently in the final stages of due diligence on at least three other prospects at this point, but we will not make a final decision on these until we realize how large Coalinga will be and we know how much resources will be needed to develop this field.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MICRON ENVIRO SYSTEMS, INC.




                                   By:
Date: November 27, 2001                  /s/ Bernard McDougall
                                         ------------------------
                                         Bernard McDougall
                                         President and Director













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